UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Section 240.14a-12

CINCINNATI FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction  applies: _______________________________

2) Aggregate number of securities to which transaction applies: _______________________________

3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________

4) Proposed maximum aggregate value of transaction: _____________________________________

5) Total fee paid: ________________________________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: _______________________________________________________

2) Form, Schedule or Registration Statement No.: _______________________________________

3) Filing Party: ________________________________________________________________

4) Date Filed: _________________________________________________________________

CINCINNATI  FINANCIAL  CORPORATION

THE CINCINNATI INSURANCE COMPANY ● THE CINCINNATI INDEMNITY COMPANY ● THE CINCINNATI CASUALTY COMPANY

THE CINCINNATI SPECIALTY UNDERWRITERS INSURANCE COMPANY ● THE CINCINNATI LIFE INSURANCE COMPANY

CFC INVESTMENT COMPANY ● CSU PRODUCER RESOURCES, INC.

Mailing Address:                        P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

           513-870-2000

April 29, 2010

To Our Shareholders:

To help increase the number of shares voting on the items proposed in the 2010 Shareholder Meeting Notice and Proxy Statement, the company has retained the services of The Altman Group, a proxy solicitation firm. You may receive a telephone call from The Altman Group if you have not yet voted your proxy.  Please refer to page 46 of our 2010 Shareholder Meeting Notice and Proxy Statement for more information about our solicitation efforts, including estimated solicitation costs.

Please call Cincinnati’s Shareholder Services department at 866-638-6443 with questions.

Sincerely,

/S/ Steven J. Johnston

 Steven J. Johnston, FCAS, MAAA, CFA

 Secretary